                         SECOND SUPPLEMENTAL INDENTURE

     SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of January 29, 1998, between Polymer Group Inc., a Delaware corporation ("PGI"), Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee (the "Trustee"), DomTex Industries Inc., a New York Corporation, Dominion Textile
(USA) Inc., a Delaware corporation, and Poly-Bond Inc., a Delaware corporation (each a "Corporation" and, collectively, the "Corporations").

                             W I T N E S S E T H :

     WHEREAS, PGI, the Trustee and the Guarantors (as defined therein) are parties to that certain Indenture, dated as of July 1, 1997 (the "Indenture"), relating to the 9% Senior Subordinated Notes due 2007 of the Company;

     WHEREAS, each of the Corporations is a wholly-owned subsidiary of PGI;

     WHEREAS, PGI, the Trustee and each of the Corporations desire, pursuant to
Section 4.19 of the Indenture, to execute this Supplemental Indenture in order to add each of the Corporations as Guarantors of the Indenture; and

     WHEREAS, PGI, and each of the Corporations have duly authorized the execution and delivery of this Supplemental Indenture in order for each of the Corporations to assume all the obligations of a Guarantor under the Securities and the Indenture.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree for the equal and proportionate benefit of all Holders of the Securities as follows:

     SECTION 1. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

     SECTION 2. Each of the Corporations hereby assumes all of the obligations of a Guarantor under the Securities and the Indenture. Each of the Corporations may exercise every right and power of a Guarantor under the Indenture with the same effect as if it had been named as a Guarantor therein.

     SECTION 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts to be performed entirely in that State.

     SECTION 4. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 5. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 6. Except as expressly supplemented hereby, each provision of the Indenture shall remain in full force and effect and, as supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of PGI and the Trustee.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                            POLYMER GROUP, INC.
                                            By:  James G. Boyd
                                               ------------------------------
                                            Title:  Ex VP, Treasurer and CFO
Attest:  Charlotte Crosby
       ----------------------------
        Title:  Assistant Secretary
                                            DOMTEX INDUSTRIES, INC.
                                            as Guarantor
                                            By:  James G. Boyd
                                               ------------------------------
                                            Title:  Ex VP, Treasurer and CFO
Attest:  Charlotte Crosby
       ----------------------------
        Title:  Assistant Secretary
                                            DOMINION TEXTILE (USA) INC.
                                            as Guarantor
                                            By:  James G. Boyd
                                               ------------------------------
                                            Title:  Ex VP, Treasurer and CFO
Attest:  Charlotte Crosby
       ----------------------------
        Title:  Assistant Secretary
                                            POLY-BOND INC.
                                            as Guarantor
                                            By:  James G. Boyd
                                               ------------------------------
                                            Title:  Ex VP, Treasurer and CFO
Attest:  Charlotte Crosby
       ----------------------------
        Title:  Assistant Secretary
                                            HARRIS TRUST AND SAVINGS BANK,
                                            as Trustee
                                            By:  J. Bartolini
                                               ------------------------------
                                            Title:  Vice President
Attest:
       ----------------------------
     Title:


                                      -3-